Exhibit 10.9
Execution Version
NANOSPHERE, INC.
RESTRICTED STOCK PURCHASE AGREEMENT
          RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 16, 2006, by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Mr. William P. Moffitt, an individual resident in the State of Illinois (“Purchaser”).
RECITALS
     A. Purchaser is President, Chief Executive Officer and a director of the Company.
     B. Purchaser and the Company are parties to that certain Employment Agreement, dated as of July 19, 2004, as amended on the date hereof (the “Employment Agreement”).
     C. The Company desires to sell to Purchaser, and Purchaser desires to purchase, certain shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), as hereinafter provided, under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”).
     D. For the purpose of facilitating the purchase of such shares by Purchaser, Purchaser and the Company, simultaneously with the execution and delivery of this Agreement, are entering into a Loan and Security Agreement substantially in the form attached as Exhibit A hereto (the “Loan and Security Agreement”).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     1. Purchase of Shares. The Company hereby agrees to sell to Purchaser, and Purchaser agrees to purchase, on the date of this Agreement (the “Effective Date”), Eight Million (8,000,000) shares of Common Stock (the “Shares”) for eighteen cents ($0.18) per share, for an aggregate purchase price (the “Purchase Price”) of One Million Four Hundred Forty Thousand Dollars ($1,440,000) (the “Transaction”). Payment for the Shares in the amount of the Purchase Price shall be made to the Company upon execution of this Agreement, by the execution and delivery by Purchaser of the Promissory Note substantially in the form attached to the Loan and Security Agreement as Schedule 1 thereto (the “Promissory Note”). All Shares issued hereunder shall be deemed issued to Purchaser as fully paid and nonassessable shares, and Purchaser shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The Company shall be responsible for and shall pay any and all applicable stock transfer taxes in connection with the Transaction. (The Company does not undertake under this Agreement to pay any other tax, including, without limitation, any tax incurred by Purchaser in connection with the payment of any future dividends paid by the Company on the Shares.)
     2. Closing. The closing of the Transaction shall occur contemporaneously with the execution and delivery of this Agreement. On the Effective Date, Purchaser shall deliver to the Company the Promissory Note duly executed, and the Company shall deliver to Purchaser one or more certificates representing the Shares, free and clear of all liens and encumbrances of any kind, except those required by applicable securities laws, this Agreement, the Loan and Security Agreement and the Promissory Note, registered in such names and in such denominations as Purchaser shall require.
     3. Securities Law Compliance.
          (a) Purchaser Representations and Warranties. Purchaser hereby represents to, acknowledges to and promises (as applicable) the Company as follows:
     (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to Purchaser in reliance upon one or more exemptions from the registration requirements of the Securities Act, including, without limitation, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for stock issuances under compensatory benefit plans such as the Plan;
     (ii) no authority of the United States or any state of the United States has made any finding or determination as to the fairness of an investment in the Common Stock and no such authority has recommended or endorsed or will recommend or endorse the Transaction;
     (iii) the Shares are restricted securities and may not be resold or transferred unless the Shares are first registered under the Securities Act or unless an exemption from such registration is available;
     (iv) Purchaser is acquiring the Shares for Purchaser’s own account, for investment and not with a view to resale or “distribution” (as such term is defined in the Securities Act), except in compliance with the Securities Act; and
     (v) Purchaser is an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act, by reason of the fact that Purchaser meets the conditions set forth in subparagraphs a(4), a(5) or a(6) thereof.
Purchaser acknowledges that the representations, acknowledgements and promises contained in this Section 3(a) may be relied upon by Company as a basis for the exemption of the issuance of the Shares from the registration requirements of the

Securities Act and applicable state securities laws and shall survive the consummation of the Transaction.
          (b) Legends. Each certificate evidencing the Shares shall bear the following legend, unless, in the opinion of counsel reasonably satisfactory to the Company, such Shares represented by such certificate are no longer subject to such restrictions imposed under applicable securities laws, in which case such legend shall be removed from such certificate:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”
     4. No Effect on Employment Agreement. This Agreement and the Transaction are not intended to, and do not, modify, supplement or in any way affect the terms of the Employment Agreement. By entering into this Agreement, or into the Loan and Security Agreement, the Company does not promise or guarantee Purchaser’s employment by the Company for any period of time.
     5. Company Repurchase of Shares. Upon the occurrence of a Triggering Event (as defined below), the Purchaser shall promptly sell to the Company, and the Company shall promptly purchase from the Purchaser, for a price of eighteen cents ($0.18) per Share, such number of Shares as set forth in the following schedule:
     (i) if the Triggering Event occurs prior to July 19, 2006, four million (4,000,000) Shares;
     (ii) if the Triggering Event occurs on or after July 19, 2006, but prior to July 19, 2007, two million (2,000,000) Shares; and
     (iii) if the Triggering Event occurs on or after July 19, 2007, no Shares.
For the purposes of this Section 5, “Triggering Event” means any of the following: (i) Purchaser’s employment by the Company during the term of the Employment Agreement shall have been terminated by the Company for “Cause” (as defined in the Employment Agreement); or (ii) Purchaser’s employment by the Company during the term of the Employment Agreement shall have been terminated by Purchaser without “Good Reason” (as defined in the Employment Agreement).

     6. Stockholders’ Agreements. Purchaser shall sign and become a party to, as of the Effective Date, each of (i) that certain Amended and Restated Stockholders Agreement by and among the Company and certain stockholders of the Company, dated as of June 17, 2005 and (ii) that certain Amended and Restated Stockholders Agreement by and among the Company and certain other stockholders of the Company (a/k/a the “Other Stockholders Agreement”), dated as of June 17, 2005, in each case, on such terms and conditions as set forth therein and in such capacity as a stockholder (as contemplated therein) as the Company may approve.
     7. General Provisions.
          (a) Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, without regard to the conflicts of law rules thereof.
          (b) Notices. All notices made pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested, or by recognized air courier service, addressed as follows:
(i) If to the Company to:
Mr. Stephen G. Wasko
Chief Financial Officer
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attention: Esteban A. Ferrer, Esq.
(ii) If to Executive to:
Mr. William P. Moffitt
942 Pine Tree Lane
Winnetka, Illinois 60093
or to such other addresses as may hereafter be specified by notice in writing by either of the parties hereto, and shall be deemed given three (3) business days after the date so mailed or sent.
          (c) Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding, and enforceable.
          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ William P. Moffitt III

MR. WILLIAM P. MOFFITT

NANOSPHERE, INC.

By:	/s/ Mark Slezak

Name:	Mr. Mark Slezak
Title:	Chairman of the Board of Directors
[Signature Page to Restricted Stock Purchase Agreement]

Exhibit A
Loan and Security Agreement
     This Loan and Security Agreement (this “Agreement”) is dated as of March 16, 2006, by and between Mr. William P. Moffitt, an individual resident in the State of Illinois (“Borrower”), and Nanosphere, Inc., a Delaware Corporation (“Lender”).
Recitals
A.	Borrower desires to obtain the Loan (as defined herein) from Lender, and Lender is willing to provide the Loan, in accordance with the terms and conditions set forth in this Agreement.

B.	Borrower and Lender are party to that certain Employment Agreement, dated as of July 19, 2004, as amended on the date hereof, pursuant to which Borrower is employed by Lender as its President and Chief Executive Officer (the “Employment Agreement”).
Terms and Conditions
1. Loan and Promissory Note
     1.1 Loan. Subject to the terms and conditions of this Agreement and of the Promissory Note (as defined herein), Lender agrees to make a loan to Borrower on the date hereof, in cash, in the original principal amount of One Million Four Hundred Forty Thousand Dollars ($1,440,000) (the “Loan”). The Loan shall be evidenced by, and be governed by and repayable in accordance with the terms of, the Promissory Note and this Agreement.
     1.2 Promissory Note. As a condition to Lender’s obligation to make the Loan, Borrower shall execute and deliver to Lender a promissory note substantially in the form attached hereto as Schedule 1 (the “Promissory Note”).
2. Security Interest
     2.1 Grant of Security Interest
          (a) Grant. As collateral security for the prompt and complete payment and performance of Borrower’s obligations under this Agreement and under the Promissory Note, Borrower hereby grants to Lender a first-priority security interest in, and lien upon each of the following: (i) the shares of Common Stock of Lender, par value $0.01 per share (the “Pledged Shares”), represented by the certificate(s) listed on Schedule 2 hereto; (ii) the physical certificate(s) representing the Pledged Shares; and (iii) all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares (collectively, the “Collateral”).
          (b) Lien. Borrower and Lender agree that this Agreement creates, and is intended to create, a valid and continuing lien upon the Collateral in favor of Lender.

     2.2 Borrower’s Representations and Warranties as to Security Interest. Borrower represents, warrants and promises Lender that:
          (a) Title. Borrower is, and at the time of delivery of the Pledged Shares to Lender (pursuant to Section 2.3(b) hereof) will be, the sole holder of record and the sole beneficial owner of the Pledged Shares, free and clear of any lien thereon or affecting the title thereto, except for any lien created by this Agreement. Additionally, as of the date hereof, there are no existing options or other commitments of any character whatsoever relating to the Collateral, except as created under this Agreement.
          (b) Authority; Enforceability. Borrower has the right and the requisite authority to pledge, assign, transfer, deliver, deposit and set over the Collateral to Lender as provided in this Agreement. This Agreement has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.
     2.3 Borrower’s Covenants as to Security Interest
          (a) No Additional Encumbrances; Limited Right of Transfer. Without the prior written consent of Lender, Borrower shall not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral; provided, however, that such consent shall not be required for one or more such transfers made by Borrower, in good faith, for estate planning purposes, including, without limitation, any transfer to a trust for the benefit of one or more of Borrower’s family members.
          (b) Necessary Actions. Borrower shall, at Borrower’s sole expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time may request in order to ensure to Lender the benefits of the lien in, and to, the Collateral intended to be created by this Agreement, including, without limitation, delivering the certificate(s), representing the Pledged Shares (and any other shares of capital stock of Lender as may be included in the Collateral, now or in the future), along with corresponding stock powers and any other required transfer documents, executed in blank, to Lender as promptly as practicable after the date hereof. Borrower hereby consents to Lender’s retention and possession of any elements comprising the Collateral, in addition to the Pledged Shares, now or in the future, so long as any obligation of Borrower remains outstanding under this Agreement or the Promissory Note. Additionally, Borrower shall cooperate with Lender, at Borrower’s sole expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in furtherance of the purposes of this Section 2.
          (c) Defense. Borrower shall defend his title to the Collateral, and the lien of Lender in the Collateral, against the claim of any third party and shall maintain and preserve such lien.
     2.4 Borrower’s Voting Rights as to Collateral. So long as no Event of Default (as defined in the Promissory Note) shall have occurred, Borrower shall have the right, from time to time, to vote and give consents with respect to the Pledged Shares (and any other shares of capital stock of Lender as may be included in the Collateral, now or in the future), or any part thereof, for all purposes not inconsistent with the provisions of this Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Collateral.
3. Remedies Upon Event of Default
     3.1 Acceleration; Other Remedies. If any Event of Default shall have occurred, Lender may, with five (5) Business Days’ (as defined herein) prior written notice to Borrower, take any one or more of the following actions: (i) declare all or any portion of the Loan then outstanding, together with any accrued and unpaid interest then owing by Borrower under the Promissory Note, to be forthwith due and payable; or (ii) exercise any rights and remedies against Borrower available to Lender under the terms of this Agreement, the Promissory Note or at law or in equity. The term “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.
     3.2 Forfeit of Collateral. Without limiting the generality of the foregoing, Borrower expressly agrees that, upon the occurrence of an Event of Default, Lender shall automatically and immediately hereby be authorized and empowered, upon five (5) Business Days’ prior written notice to Borrower, to transfer to itself, and (as applicable) to register in its name or in the name of its nominee, the whole or any part of the Collateral, and thereafter shall have full title, right and interest in and to such transferred Collateral.
     3.3 Specific Enforcement. Borrower agrees that a breach of any of the covenants contained in Section 2 of this Agreement will cause irreparable injury to Lender, that Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in Section 2 of this Agreement shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
     3.4 Personal Recourse Obligations; Remedies Not Exclusive. Borrower’s obligations under this Agreement, and under the Promissory Note, are the personal obligations of Borrower, enforceable by Lender against all of the personal assets that Borrower may possess at the time of such enforcement. Lender’s rights and remedies under this Agreement, and under the Promissory Note, shall be cumulative and nonexclusive of any other rights and remedies that Lender may have at law or in equity. Lender’s recourse to the Collateral shall not be required in order for Lender to enforce such rights and remedies against Borrower. For purposes of clarity, should Lender exercise its rights under Section 3.2 of this Agreement, and take full right, title and interest in and to the Collateral, and the then fair market value of such Collateral (as reasonably determined by Lender) should be insufficient to discharge in-full all obligations of Borrower then owing under this Agreement and under the Promissory Note, Lender shall retain the right to proceed against Borrower’s personal assets for the amount of any such deficiency.
     3.5 Limitation of Defenses; No Waiver by Lender. Borrower agrees, to the maximum extent permitted by applicable law, that, following the occurrence of an Event of Default, he shall not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of Lender’s rights under this Agreement or the Promissory Note, and Borrower waives the benefit of all such laws to the extent he lawfully may do so. Borrower agrees that he shall not interfere with any right, power and remedy of Lender provided for in this Agreement, or in the Promissory Note, or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Borrower by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Borrower in any respect.
4. General Provisions
     4.1 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, without regard to the conflicts of law rules thereof.
     4.2 Notices. All notices made pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested, or by recognized air courier service, addressed as follows:
(a)	If to Lender to:

Mr. Stephen G. Wasko Chief Financial Officer Nanosphere, Inc. 4088 Commercial Avenue Northbrook, Illinois 60062

copy to:

Paul, Hastings, Janofsky & Walker LLP 1055 Washington Boulevard Stamford, Connecticut 06901 Attention: Esteban A. Ferrer, Esq.

(b)	If to Borrower to:

Mr. William P. Moffitt 942 Pine Tree Lane Winnetka, Illinois 60093
or to such other addresses as may hereafter be specified by notice in writing by either of the parties hereto, and shall be deemed given three (3) Business Days after the date so mailed or sent.
     4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4.4 Severability. If any provision of this Agreement, or of the Promissory Note, is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, or the Promissory Note, respectively, shall remain in full force and effect, so long as the essential terms and conditions hereof or thereof, as the case may be, for each party hereto remain valid, binding, and enforceable.
     4.5 Lien Absolute. The rights of Lender under Section 3 of this Agreement and under the Promissory Note, and all obligations of Borrower under this Agreement and under the Promissory Note, shall be absolute and unconditional, irrespective of:
(i)	any lack of validity or enforceability of any other provision of this Agreement, the Promissory Note or any other agreement or instrument governing or evidencing any obligation of Borrower under this Agreement;

(ii)	any change in the time, manner or place of payment of, or in any other term of, all or any part of any obligation of Borrower under this Agreement or under the Promissory Note, or any other amendment or waiver of or any consent to any departure from the terms of this Agreement or of the Promissory Note, or any other agreement or instrument governing or evidencing any obligation of Borrower under this Agreement;

(iii)	the insolvency of Borrower; or

(iv)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower.
[Signature page follows.]

     THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

/s/ William P. Moffitt III
MR. WILLIAM P. MOFFITT

NANOSPHERE, INC.
By:	/s/ Mark Slezak
Name:	Mr. Mark Slezak
Title:	Chairman of the Board of Directors

[Signature Page to Loan and Security Agreement]